                                                                    EXHIBIT 99.1

                                                        INVESTOR CONTACT:
                                                        Claudia Pieropan
                                                        Chief Financial Officer
                                                        (949) 936-8122
                                                        www.hineshort.com
                                                        -----------------


                 HINES HORTICULTURE, INC. REPORTS FIRST QUARTER
                         2005 NET SALES OF $64.0 MILLION

Irvine, California - May 10, 2005 - Hines Horticulture, Inc. (NASDAQ: HORT), the leading operator of commercial nurseries in North America, today reported net sales for the first quarter of $64.0 million, up 6.0% from $60.4 million a year ago. "Increased pricing, improved product mix, and early spring shipments were responsible for driving our net sales results for the first quarter," said Rob Ferguson, Chief Executive Officer. "While we feel optimistic that our first quarter sales momentum will carry forward into spring, our peak selling season, we remain cautious about the effects of higher fuel and labor costs, as well as Sarbanes-Oxley compliance expenses. These operational costs continue to be a primary focus for our management team and we will continue to implement our strategic initiatives to minimize the negative impact they pose to our bottom line, now, and in the future."

Gross profit for the first quarter was $31.2 million, or 48.8% of net sales, compared to $29.3 million, or 48.5% of net sales, for the comparable period in 2004. The increase in gross profit margin was mainly due to price increases and a change in product mix to higher margin products.

First quarter operating income of $2.8 million decreased $1.6 million, or 36.5%, from $4.5 million a year ago. The decline in operating income resulted from an increase in selling and distribution expenses for the period, partially offset by an increase in gross profit. Operating income margins for the first quarter decreased to 4.4% of net sales from 7.4% of net sales for the comparable period in 2004 as a result of higher commodity prices. "Although we have passed-through certain cost increases to our customers with higher prices, we have not completely recovered all of the increased fuel, labor, third party carrier and raw material costs that we have incurred," stated Claudia Pieropan, Chief Financial Officer. Other expenses for the first quarter decreased $0.5 million to $5.8 million due to lower interest expense.


                                      -1-
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Net loss for the first quarter increased to $1.7 million, or a loss of $0.08 per diluted share, versus $1.1 million, or a loss of $0.05 per diluted share for the comparable period a year ago. Earnings before interest, taxes, depreciation and amortization, severance costs and loss on early debt extinguishment ("Adjusted EBITDA") for the first quarter was $5.5 million compared to $7.2 million for the same period last year. A reconciliation of net loss to EBITDA and Adjusted
EBITDA for the first quarters of 2005 and 2004 is included in this earnings release.

The Company's quarterly earnings conference call will be held at 4:45 p.m. EST on Tuesday, May 10, 2005. This call can be accessed live at Hines Horticulture's web site at www.hineshort.com, where it will also be available for replay for one year. The webcast is also being distributed over CCBN's Investor Distribution Network, where individual investors can listen to the call at www.fulldisclosure.com, and institutional investors can access the call via CCBN's password-protected event management site at www.streetevents.com.

ABOUT HINES
-----------
Hines Horticulture is the leading operator of commercial nurseries in North America, producing one of the broadest assortments of container-grown plants in the industry. The Company sells nursery products primarily to the retail segment, which includes premium independent garden centers, as well as leading home centers and mass merchandisers, such as The Home Depot, Lowe's and Wal-Mart.

Certain statements and information contained in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Certain forward-looking statements include, but are not limited to, statements about the Company's plans, objectives, prospects, developments, expectations, intentions, goals concerning future sales and EBITDA levels and other statements contained in the press release that are not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.


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Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release are publicly available in the Company's filings with the Securities and Exchange Commission. These factors include, but are not limited to, general economic trends and seasonality, general agricultural risks beyond our control including risks associated with disease and pests and with sudden oak death, adverse weather conditions, increases in the prices for water and raw materials, our substantial leverage and ability to service our debt, restrictive covenants under our debt facilities, competitive practices in the industry in which we compete, fluctuations in our operating costs, revenues and cash flows from operations, our dependence on a limited number of key customers, increases in transportation and fuel costs and other factors set forth in such filings. An additional factor also includes implementation costs and challenges associated with The Home Depot's new "pay-by-scan" inventory management program where our customer does not take ownership of the inventory at its stores until the product is scanned at the register when sold to the retailer buyer.

The Company's annual report on Form 10-K and other SEC filings, as well as news releases and other supplementary financial data are available by accessing the Company's website at www.hineshort.com.



                                - Tables Follow -

                                        HINES HORTICULTURE, INC.
                RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                       (UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                    Three Months Ended
                                                     -------------------------------------------------
                                                       March 31,         March 31,
                                                         2005              2004            % Change
                                                     -------------     -------------     -------------
Sales, net                                           $      63,990     $      60,390               6.0%
Costs of goods sold                                         32,766            31,124               5.3%
                                                     -------------     -------------     -------------

Gross profit                                                31,224            29,266               6.7%
% OF SALES                                                    48.8%             48.5%              0.3%

Selling and distribution expenses                           22,564            19,198              17.5%
General and administrative expenses                          5,945             5,611               6.0%
Other operating income                                        (115)                -              -100%
                                                     -------------     -------------     -------------
Total operating expenses                                    28,394            24,809              14.5%
                                                     -------------     -------------     -------------

Operating income                                             2,830             4,457             -36.5%
% OF SALES                                                     4.4%              7.4%             -3.0%

    Interest, net                                            6,240             6,700              -6.9%
    Interest rate swap agreement income                       (895)             (869)              3.0%
    Amortization of deferred financing expenses                445               445               0.0%
                                                     -------------     -------------     -------------
                                                             5,790             6,276              -7.7%
                                                     -------------     -------------     -------------

Loss before income taxes                                    (2,960)           (1,819)             62.7%
Income tax benefit                                          (1,214)             (746)             62.7%
                                                     -------------     -------------     -------------
Net loss                                             $      (1,746)    $      (1,073)             62.7%
                                                     =============     =============     =============


Basic and diluted net loss per share:                $       (0.08)    $       (0.05)             60.0%
                                                     =============     =============     =============

Weighted average shares outstanding
    Basic & Diluted                                     22,072,549        22,072,549
                                                     =============     =============


EBITDA and adjusted EBITDA                           $       5,458     $       7,172             -23.9%
                                                     =============     =============     =============



                                                  -4-

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
                                        HINES HORTICULTURE, INC.
                                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                        (UNAUDITED, IN THOUSANDS)

                                                                          March 31,         December 31,
ASSETS                                                Footnotes       2005         2004         2004
                                                      ----------   ----------   ----------   ----------
Current assets:
    Cash                                                           $        -   $        -   $        -
    Accounts receivable, net                                           47,411       51,692       19,969
    Inventories                                                       207,300      197,033      181,133
    Prepaid expenses and other current assets                           4,163        3,674        3,072
                                                                   ----------   ----------   ----------

                           Total current assets                       258,874      252,399      204,174
                                                                   ----------   ----------   ----------

Fixed assets, net                                                     131,333      134,583      131,536
Deferred financing expenses, net                                        8,438       10,225        8,883
Deferred income taxes                                     (1)           9,210       13,690        9,210
Goodwill                                                               43,926       42,979       43,926
                                                                   ----------   ----------   ----------

                                   Total assets                    $  451,781   $  453,876   $  397,729
                                                                   ==========   ==========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                               $   31,923   $   23,521   $   11,958
    Accrued liabilities                                                13,695       10,935        9,820
    Accrued payroll and benefits                                        5,585        5,980        5,900
    Accrued interest                                                      317        9,569        5,194
    Interest rate swap agreement, current portion                           -        4,450          895
    Long-term debt, current portion                                     5,714        5,767        5,719
    Borrowings on revolving credit facility                            61,841       64,625       23,609
    Deferred income taxes                                              65,231       64,440       66,445
                                                                   ----------   ----------   ----------

                      Total current liabilities                       184,306      189,287      129,540
                                                                   ----------   ----------   ----------

Long-term debt                                                        203,571      209,287      203,571
Other liabilities                                         (1)           4,684        3,645        3,652

Shareholders' equity                                                   59,220       51,657       60,966
                                                                   ----------   ----------   ----------

     Total liabilities and shareholders' equity                    $  451,781   $  453,876   $  397,729
                                                                   ==========   ==========   ==========

SEE ACCOMPANYING FOOTNOTES.

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
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
                                             HINES HORTICULTURE, INC.
                                  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND YEAR ENDED DECEMBER 31, 2004
                                             (UNAUDITED, IN THOUSANDS)

                                                                                 March 31,            December 31,
                                                                            2005           2004           2004
                                                                        -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net (loss) income                                                   $    (1,746)   $    (1,073)   $     8,236
    Adjustments to reconcile net (loss) income to net
            cash used in operating activities:
         Depreciation                                                         2,628          2,715         10,681
         Amortization of deferred financing costs                               445            445          1,785
         Interest rate swap agreement income                                   (895)          (869)        (4,425)
         Accretion of asset retirement obligation                                31              -              -
         Deferred income taxes                                               (1,214)          (746)         5,739
         (Gain) loss on disposition of fixed assets                            (115)             -             87
                                                                        -----------    -----------    -----------
                                                                               (866)           472         22,103
    Change in working capital accounts:
         Accounts receivable                                                (27,442)       (27,968)         3,755
         Inventories                                                        (26,236)       (24,012)        (8,318)
         Prepaid expenses and other current assets                           (1,091)          (517)            85
         Accounts payable and accrued liabilities                            18,648         18,622          1,490
                                                                        -----------    -----------    -----------
            Change in working capital accounts                              (36,121)       (33,875)        (2,988)
                                                                        -----------    -----------    -----------
              Net cash (used in) provided by  operating activities          (36,987)       (33,403)        19,115
                                                                        -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of fixed assets                                                 (2,472)          (863)        (5,869)
    Proceeds from sale of fixed assets                                          132              -              -
    Proceeds from land sale option                                            1,100              -            275
    Contingent consideration for acquisitions                                     -              -           (947)
    Leasehold incentive proceeds                                                  -             62              -
                                                                        -----------    -----------    -----------
                             Net cash used in investing activities           (1,240)          (801)        (6,541)
                                                                        -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net borrowings (repayments) on revolving line of credit                  38,232         34,307         (6,709)
    Repayments of long-term debt                                                 (5)           (22)        (5,786)
    Deferred financing costs                                                      -            (81)           (79)
                                                                        -----------    -----------    -----------
               Net cash provided by (used in) financing activities           38,227         34,204        (12,574)
                                                                        -----------    -----------    -----------

NET CHANGE IN CASH                                                                -              -              -

CASH, beginning of year                                                           -              -              -
                                                                        -----------    -----------    -----------
CASH, end of year                                                       $         -    $         -    $         -
                                                                        ===========    ===========    ===========


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
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                            HINES HORTICULTURE, INC.
                   RECONCILIATION OF NON-GAAP DISCLOSURE ITEMS
                   THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                            (UNAUDITED, IN THOUSANDS)


"EBITDA" means income before interest expense, provision for income taxes and depreciation and amortization. "Adjusted EBITDA" is EBITDA plus severance costs and loss on early debt extinguishment. EBITDA and Adjusted EBITDA have been included because we believe that it is a useful tool for us and our investors to measure our ability to meet debt service, capital expenditure and working capital requirements. EBITDA and Adjusted EBITDA should not be considered an alternative to, or more meaningful than, income from company operations or other traditional indicators of operating performance and cash flow from operating activities determined in accordance with accounting principles generally accepted in the United States of America. While EBITDA and Adjusted EBITDA are used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations. We present the discussion of EBITDA and Adjusted EBITDA because covenants in our credit facility and high yield indenture contain ratios based on this measure. Our reconciliation of EBITDA to net income and net cash provided by operating activities is as follows (amounts in thousands):


                                                      Three Months Ended
                                                  --------------------------
                                                   March 31,      March 31,
                                                     2005            2004
                                                  -----------    -----------
Net loss                                          $    (1,746)   $    (1,073)
Income tax benefit                                     (1,214)          (746)
Amortization of deferred financing expenses               445            445
Interest rate swap agreement income                      (895)          (869)
Interest expense                                        6,240          6,700
Depreciation                                            2,628          2,715
                                                  -----------    -----------
EBITDA & Adjusted EBITDA                          $     5,458    $     7,172
                                                  ===========    ===========


                                      -7-
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                            HINES HORTICULTURE, INC.
                  (FOOTNOTES TO PRECEDING FINANCIAL STATEMENTS)
                            (UNAUDITED, IN THOUSANDS)


GENERAL:
--------

(1) Certain reclassifications have been made in prior periods' financial statements to conform to fiscal 2004 classifications.




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